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                                                                     Exhibit 2.2


                                                                 EXECUTION COPY

                               AMENDMENT AGREEMENT

         THIS AMENDMENT AGREEMENT (this "Agreement") is dated as of February 4, 2001 and is made by and among Presencia en Medios, S.A., a Mexican corporation, Eduardo Sitt, David Sitt and Roberto Sonabend, Presence in Media LLC, a Delaware limited liability company, Virtual Advertisement LLC, a Delaware limited liability company, PVI LA, LLC, a Delaware limited liability company, Princeton Video Image, Inc., a New Jersey corporation, and Princeton Video Image Latin America, LLC, a New Jersey limited liability company.

                             PRELIMINARY STATEMENTS

         A. The parties hereto are parties to a Reorganization Agreement dated as of December 28, 2000 (the "Reorganization Agreement").

         B. The Purchaser (as defined in the Reorganization Agreement) has asked members of the Seller Group (as defined in the Reorganization Agreement) to waive certain rights provided to them by the Reorganization Agreement and to become parties to a Shareholders Agreement to be executed in connection with a transaction between the Purchaser and a third party.

         C. In consideration of the matters set forth in Paragraph B of these Preliminary Statements, the parties hereto wish to amend certain sections of the Reorganization Agreement and to provide for the issuance by the Purchaser to the Seller (as defined in the Reorganization Agreement) of warrants to purchase the Purchaser's common stock.

         In consideration of the premises and the mutual promises hereinafter set forth, the parties hereby agree as follows:

         1. Definitions. All capitalized terms used in this Agreement shall have the meanings assigned to them in the Reorganization Agreement.

         2. Amendment of Section 2.6(a). Section 2.6(a) of the Reorganization Agreement is hereby amended to read in its entirety as follows:

                           "(a) Subject to payment to the Purchaser of claims
under the indemnity provisions or Section 8.7 of this Agreement and subject further to Section 9.4 hereof and except as provided in this Section 2.6, the Purchaser shall hold the Escrow Shares for the exclusive benefit of the Purchaser until released as provided in this Section 2.6 (provided that the Escrow Shares shall remain in escrow for such additional time as is necessary to permit the resolution of any disputes). The parties further agree that the Purchaser shall be entitled to set off from the Escrow Shares a number of Escrow Shares having a Fair Market Value at the time of setoff equal to any amounts that any member of the Seller Group is required to pay to the Purchaser or its officers, directors, employees, agents or Subsidiaries under this Agreement, or in the case of a violation of Section 8.7 of this Agreement, all of




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the Escrow Shares, provided that (i) any Escrow Shares that the Purchaser seeks to set off shall remain in escrow until the resolution of any disputes relating to the amount at issue, and (ii) prior to setting off any Escrow Shares under this Section 2.6, the Purchaser shall send to the Seller a written notice setting forth with reasonable specificity the nature of the claim, the amount claimed and any additional information reasonably necessary to allow the Seller to evaluate the validity of the claim under the terms of this Agreement. Following receipt of such written notice, the Seller shall have thirty (30) calendar days to evaluate and, at its own expense and at no cost or unreasonable burden to the Purchaser or its officers, directors, employees, agents or Subsidiaries, investigate the merits of the claim. If the Seller fails to deliver a written notice to the Purchaser challenging such claim within such 30-day period, and if the Seller does not pay such claim in cash, the parties agree that the Purchaser shall be entitled to deduct from the Escrow Shares a number of Escrow Shares with a Fair Market Value equal to the entire unpaid amount of such claim, or in the case of a violation of Section 8.7 of this Agreement, all of Escrow Shares, such shares shall no longer be part of the Escrow Shares and the Seller and LLC-1 shall have no further right, title or interest in or to such shares. In the event that the Seller delivers to the Purchaser a written notice within such 30-day period challenging the validity or amount of such claim, the parties agree to make a good faith effort to resolve the dispute through negotiation within ten (10) days of the date on which such written notice is delivered to the Purchaser. In the event that no resolution is reached within such 10-day period (or such longer period as the parties agree to in writing), either party may refer such dispute to arbitration in accordance with Section 20 of this Agreement. On the second anniversary of the Closing Date, the Escrow Sale Shares and the Escrow Merger Shares shall be delivered to the Seller and LLC-1, respectively; provided, however, that the Purchaser shall at all times retain a number of Escrow Shares with a Fair Market Value equal to one hundred ten percent (110%) of any amount that is in dispute (or all of the Escrow Shares if the Fair Market Value of the Escrow Shares is less than one hundred ten percent (110%) of such amount); provided further, that as soon as reasonably possible following the resolution of any dispute, the Purchaser shall deliver the Escrow Sale Shares and the Escrow Merger Shares which were withheld in connection with such dispute but not set-off by the Purchaser to the Seller and LLC-1, respectively. Notwithstanding anything to the contrary contained in this Section 2.6(a), the Seller may, at its option, pay in cash any amounts due to the Purchaser hereunder with respect to which the Purchaser would otherwise be entitled to retain Escrow Shares."

         3. Amendment of Section 7.1(a). Section 7.1(a) of the Reorganization Agreement is hereby amended to read in its entirety as follows:




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                           "(a) Board Representation. As used herein "Required
Number of Directors" shall mean a number of members of the PVI Board determined as follows:



From and after the Closing
Date, if the number of shares
of PVI Common Stock held by
the Seller Group represents a
percentage of all outstanding                       then the number of Required
PVI Common Stock that is                            Directors is
---------------------------------------------       ---------------------------
Greater than 10%                                              3
Greater than 3% but less than or equal to 10%                 1


provided that from and after the first date after the Closing Date on which the number of shares of PVI Common Stock held by the Seller Group is less than fifty percent (50%) of the number of shares of PVI Common Stock held by the Seller Group immediately following the Closing, the Required Number of Directors shall be reduced to zero. From and after the Closing Date, the Purchaser agrees to take such action as may be necessary to (i) nominate and recommend for election the Required Number of Directors designated by the Seller; (ii) as long as the Required Number of Directors is at least one (1), nominate as a director of each of (w) the Corporation, (x) any entity of which the Corporation is a Subsidiary (other than any entity of which the Purchaser is a direct or indirect Subsidiary), (y) any entity which is a Subsidiary of the Corporation and (z) any Subsidiary of the Purchaser as to which a member of the PVI Board who is not a full-time employee of the Purchaser is then serving as a director which Subsidiary is actively undertaking business or has conducted or proposes to conduct any debt or equity financing other than with the Purchaser or any of its Subsidiaries, one (1) individual designated by the Seller and at any time when the Purchaser or any of its Subsidiaries owns a majority of the voting securities of such entity cause the election as a director of such designee at each annual meeting of shareholders of such entity, provided that this subsection (ii) of this Section 7.1(a) shall not apply to the board of directors of the Corporation at any time when David Sitt or Roberto Sonabend is a member of such board of directors; and (iii) as long as the Required Number of Directors is at least one (1), appoint to such committees of the PVI Board as the Seller shall request and the nominating committee shall approve, such approval not to be unreasonably withheld (provided that such committees shall constitute not less than one-half of the committees of the PVI Board and shall include the nominating committee and the executive committee at any time when such committees exist) one (1) of the members of the PVI Board that was designated by the Seller. The initial designees of the Seller to the PVI Board shall be Emilio Romano, Jaime Serra Puche and Eduardo Sitt. The Purchaser or its Subsidiary, as applicable, shall provide the Seller with not less than 75 days' prior notice of any meeting at which directors are to be elected. The Seller Shall give notice to the Purchaser or its Subsidiary no later than 60 days prior to such meeting of the persons



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designated by it as nominees for election as directors. If the Seller fails to give notice to the Purchaser or its Subsidiary as provided above, the designees of the Seller then serving as directors shall be its designees for re-election. In the event a designee of the Seller is unwilling or unable to serve as a director of a Subsidiary of the Purchaser or on the PVI Board or a committee thereof, the Seller shall be entitled to designate a replacement member as a director of such Subsidiary or to the PVI Board or a committee thereof, as the case may be, which the Purchaser agrees to recommend for election or appointment at any applicable meeting of the PVI Board or shareholders of the Purchaser or such Subsidiary. All members of the Seller Group shall vote all shares over which they exercise voting control in favor of the designees of the Seller. If the shareholders of the Purchaser do not elect the designee(s) of the Seller as director(s) of the Purchaser, the Purchaser shall take all action required to increase the size of its Board of Directors by the number of designees not elected and shall appoint such designees to fill such newly-created directorships. The Seller agrees that it may not designate an employee of the Purchaser or any Subsidiary of the Purchaser for election to the board of directors of a Subsidiary of the Purchaser, the PVI Board, or any committee thereof, unless such board of directors or the PVI Board already contains an employee of the Purchaser other than the Chairman and the Chief Executive Officer of the Purchaser. So long as the Required Number of Directors is at least one (1), a designee of the Seller shall be entitled to receive prompt notice of, and to attend, meetings of all committees of the PVI Board of which a designee of the Seller is not a member."

         4. Amendment of Section 8.9. Section 8.9 of the Reorganization Agreement is hereby amended to read in its entirety as follows:

                  "8.9 Termination. Subject to Section 9.4 hereof, the obligations of the members of the Seller Group pursuant to Sections 8.4 and 8.5 of this Agreement shall terminate on the earliest of (i) the consummation of the Second Closing (as such term is defined in the Stock and Warrant Purchase Agreement dated as of February 4, 2001 among the Purchaser and PVI Holding,
LLC), (ii) February 4, 2002, (iii) the first date on which the Seller Group owns in the aggregate less than ten percent (10%) of the outstanding PVI Common Stock, (iv) the date on which Dennis P. Wilkinson ceases to be the chief executive officer of the Purchaser and (v) the date on which any third party or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (other than the Seller Group) acquires thirty percent (30%) or more of PVI Common Stock except in a transaction approved by the PVI Board, the obligations of the members of the Seller Group pursuant to Section 8.6 of this Agreement and the proxy referred to in the last sentence of Section 8.6 shall terminate on the earliest to occur of the dates set forth in the preceding subsections (ii) through (v), and the obligations of the members of the Seller Group pursuant to the remainder of Section 8 of this Agreement shall terminate on the fourth anniversary of the date of this Agreement, provided that the obligations of the members of the Seller Group pursuant to Section 8.7 will terminate if Purchaser or any of its Affiliates breaches an obligation under the Transaction Documents and fails to cure such breach within 10 days after notice from the Seller."



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         5. Amendment of Section 10.2. Section 10.2 of the Reorganization
Agreement is hereby amended to read in its entirety as follows:

                  "10.2 Cut-Off Date. By the Purchaser or the Seller upon five
(5) days' notice to the other if the Closing shall not have occurred on or before July 31, 2001 or such other date, if any, as the Seller and the Purchaser shall agree upon in writing;"

         6. Warrants. Concurrently with the consummation of the Second Closing, the Purchaser will deliver to the Seller warrants (the "Warrants") which entitle the Seller to purchase 500,000 shares of the Purchaser's common stock at any time after the date of issuance (the "Issuance Date") until and including the third anniversary of the Issuance Date (the "Expiration Date") at the following prices:

         (A) $8.00 per share from the Issuance Date until and including the first anniversary of the Issuance Date;

         (B) $9.00 per share from the first anniversary of the Issuance Date until and including the second anniversary of the Issuance Date; and

         (C) $10.00 per share from the second anniversary of the Issuance Date until and including the Expiration Date,

on the terms set forth in the form of the warrant certificate attached hereto as Exhibit A.

         7. Delivery of Shareholders Agreement and Side Agreement. Concurrently with the execution of this Agreement, the members of the Seller Group have delivered to the Purchaser the Shareholders Agreement and the Side Agreement, each dated as of February 4, 2001 and each among the Purchaser and the other parties named therein.

         8. Remainder of Agreement Unaffected. Except as specifically provided herein, the Reorganization Agreement shall remain in full force and effect and shall be unaffected by this Agreement.

         9. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         10. Effective Date. This Agreement shall become effective immediately prior to the consummation of the First Closing (as such term is defined in the Stock and Warrant Purchase Agreement dated as of February 4, 2001 between the Purchaser and PVI Holding, LLC).


                                 * * * * * * * *



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf.


                                           PRINCETON VIDEO IMAGE, INC.


                                           By: /s/ Dennis P. Wilkinson
                                              -----------------------------

                                           Name: Dennis P. Wilkinson
                                                ---------------------------

                                           Title: CEO
                                                 --------------------------


                                           PRINCETON VIDEO IMAGE
                                           LATIN AMERICA, LLC


                                           By: /s/ Dennis P. Wilkinson
                                              -----------------------------

                                           Name: Dennis P. Wilkinson
                                                ---------------------------

                                           Title: CEO
                                                 --------------------------



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                                           SELLER:

                                           PRESENCIA EN MEDIOS, S.A.



                                           By: /s/ David Sitt
                                              -----------------------------

                                           Name: David Sitt
                                                ---------------------------

                                           Title: Director General
                                                 --------------------------


                                           PRESENCE IN MEDIA LLC


                                           By: /s/ David Sitt
                                              -----------------------------

                                           Name: David Sitt
                                                ---------------------------

                                           Title: Director General
                                                 --------------------------


                                           VIRTUAL ADVERTISEMENT LLC


                                           By: /s/ David Sitt
                                              -----------------------------

                                           Name: David Sitt
                                                ---------------------------

                                           Title: Director General
                                                 --------------------------


                                           PVI LA, LLC


                                           By: /s/ David Sitt
                                              -----------------------------

                                           Name: David Sitt
                                                ---------------------------

                                           Title: Director General
                                                 --------------------------





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                                           DESIGNATED PARTIES:

                                           /s/ By Power of Attorney David Sitt
                                           -----------------------------------
                                           Eduardo Sitt

                                           /s/ David Sitt
                                           -----------------------------------
                                           David Sitt

                                           /s/ Roberto Sonabend
                                           -----------------------------------
                                           Roberto Sonabend




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                                    EXHIBIT A

                                 FORM OF WARRANT

       As attached to the Reorganization Agreement as Schedule 1.1A , Form of Warrant for Groups A-F, with modifications to provide for the purchase price provided in this Agreement and to delete Section 10 thereof regarding parallel warrants.